Exhibit 5.1
National City Corporation
1900 East Ninth Street, Loc. 01-2174
Cleveland, Ohio 44114-3484
Phone: 216-222-3339
Fax: 216-222-2336
Email: carlton.langer@nationalcity.com
Carlton E. Langer
Senior Vice President and
Assistant General Counsel
Law Division
January 18, 2008
Ladies and Gentlemen:
     The law department has acted as counsel to National City Corporation (the “Company”) in connection with the Registration Statement on Form S-3 filed on January 18, 2008 with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”). The Registration Statement, including the Prospectus (the “Prospectus”) as supplemented by the various Prospectus Supplements (“Prospectus Supplements”) relates to the registration of certain classes of securities consisting of:
(a)	senior debt securities (the “Senior Debt Securities”) issued by the Company consisting of unsecured senior debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued from time to time under an Indenture, dated as of March 17, 2004, (as supplemented or amended, the “Senior Indenture”), between the Company, and The Bank of New York, N.A. as successor to The Bank of New York, as trustee;
(b)	subordinated debt securities (the “Subordinated Debt Securities”) issued by the Company consisting of unsecured subordinated debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under a form of Subordinated Indenture (as supplemented or amended, the “Subordinated Indenture”), that is expected to be entered into between the Company and The Bank of New York, N.A. as successor to The Bank of New York, as trustee;
(c)	junior subordinated debentures issued by the Company (as supplemented or amended, the “Junior Subordinated Debentures”) and consisting of junior unsecured subordinated debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under the Junior Subordinated Indenture, dated as of November 3, 2006 (the “Junior Subordinated Indenture” and collectively with the Senior Indenture and the Subordinated Indenture, the “Indentures”), between the Company and The Bank of New York, as trustee;
(d)	capital securities (“Capital Securities”) representing beneficial ownership interests in National City Preferred Capital Trust I, National City Preferred Capital Trust II and National City Preferred Capital Trust III (the “Trusts”);
(e)	shares of common stock of the Company, $4.00 par value per share and any associated stock purchase rights (the “Common Stock”);
(f)	shares of preferred stock of the Company, without par value (the “Preferred Stock”), to be issued in one or more series, and fractional shares of Preferred Stock (the “Depositary Shares”) which may be evidenced by depositary receipts (“Depositary Receipts”);
(g)	contracts to purchase shares of Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”);

(h)	units consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the Common Stock, Preferred Stock or Depositary Shares under the Stock Purchase Contracts (the “Stock Purchase Units”) or other units consisting of any combination of any securities registered under the Registration Statement (collectively, with the Stock Purchase Units, “Units”);
(i)	warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares, or any combination of these or other securities registered under the Registration Statement (the “Warrants”); and
(j)	unconditional and irrevocable guarantees (the “Guarantees” and each a “Guarantee”), of certain payments and obligations of each of the Trusts to be issued by the Company under one or more Guarantee Agreements (the “Guarantee Agreements” and each a “Guarantee Agreement”), that are expected to be entered into between the Company and The Bank of New York, as trustee, with respect to Capital Securities proposed to be issued by each such Trust.
     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the validity of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.
     Based on the foregoing and subject to such legal considerations as we have deemed relevant, we are of the opinion that:
     (1) When the terms of the Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debentures (the "Debt Securities") and of their issuance and sale have been duly authorized by the Company, as applicable, and duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor in an amount not less than the par value per share of Common Stock, and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, as applicable, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law and (iii) the right of a court of competent jurisdiction to make other equitable provisions to effectuate the subordination provisions set forth in the applicable Indenture.
     (2) When the terms of the issuance and sale of the Common Stock have been duly authorized by the Company and the Common Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Registration Statement and the related Prospectus Supplement, the Common Stock will be validly issued, fully paid, and nonassessable.
     (3) When the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Company and duly established in conformity with the Company’s Certificate of Incorporation and By-laws, a certificate of designations to the Company’s Certificate of Incorporation with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Preferred Stock of such series will be validly issued, fully paid, and nonassessable.
     (4) When the deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the parties thereto, the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, have been duly authorized by the Company and duly established in conformity with the Company’s Certificate of Incorporation, By-laws, and the related depositary agreement, the certificate of designations to the Company’s Certificate of Incorporation with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of Delaware, the Preferred Stock of

such series has been duly issued and sold against payment of the purchase price therefor and delivered to the depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related deposit agreement and issued against deposit of the Preferred Stock and against payment therefor as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement, and the related deposit agreement, the Depositary Receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.
     (5) When the terms of the Stock Purchase Contracts, Stock Purchase Units or other Units and of their issuance and sale have been duly authorized by the Company, such Stock Purchase Contracts, Stock Purchase Units or other Units have been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and (b) any related pledge, collateral and other agreements have been duly authorized, executed and delivered by the parties thereto, the Stock Purchase Contracts, Stock Purchase Units or other Units will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.
     (6) When the terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.
     (7) When the terms of each Guarantee and of its issuance have been duly authorized by the Company, the applicable Guarantee Agreement has been duly authorized, executed and delivered by the parties thereto and such Guarantees have been issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Guarantee will constitute a valid and binding obligation of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us, as counsel for the Company under the caption “Experts” in the prospectus comprising a part of such Registration Statement.

Very truly yours,

Law Department of National City Corporation

/s/ Carlton E. Langer

By: Carlton E. Langer